Exhibit 99.1

SupportSoft Reports Third Quarter 2008 Financial Results

– Consumer Revenue Grows 137% Sequentially;

Enterprise Posts Third Consecutive Quarter of Non-GAAP Profitability –

REDWOOD CITY, CA – SupportSoft, Inc. (NASDAQ: SPRT), a provider of software and services that make technology work, today reported unaudited financial results for its third quarter ended September 30, 2008.

Q3 Financial Summary

Total revenue for the third quarter of 2008 was $12.8 million, as compared to $11.6 million in the second quarter of 2008 and $11.3 million in the third quarter of 2007.

For the third quarter of 2008, total Enterprise revenue was $10.7 million as compared to $10.7 million in the second quarter of 2008 and $11.0 million in the year ago quarter. Third quarter Enterprise revenue consisted of $2.9 million of license revenue, $4.0 million of maintenance revenue and $3.8 million of service revenue.

For the third quarter of 2008, Consumer revenue was $2.1 million as compared to $891,000 in the second quarter of 2008 and $278,000 in the third quarter of 2007.

On a GAAP basis, net loss for the third quarter of 2008 was $4.3 million, or $(0.09) per share, compared to a net loss of $4.3 million, or $(0.09) per share, in the second quarter of 2008 and $5.0 million, or $(0.11) per share, in the third quarter of 2007.

Non-GAAP net loss for the third quarter of 2008 was $3.1 million, or $(0.07) per share, compared to a non-GAAP net loss of $3.0 million, or $(0.06) per share, in the second quarter of 2008 and $3.5 million, or $(0.08) per share, in the third quarter of 2007. Non-GAAP results exclude stock compensation expenses, amortization of intangible assets and restructuring charges. These items totaled $1.2 million for the third quarter of 2008, $1.4 million for the second quarter of 2008 and $1.5 million for the third quarter of 2007. A reconciliation of GAAP to non-GAAP results is presented in the tables below.

Cash and total investments at September 30, 2008 were $98.3 million, compared to $100.9 million at June 30, 2008. The change in cash and investments reflects approximately $1.7 million used for operations and $853,000 of incremental unrealized loss for auction rate securities.

“Q3 was a strong quarter across our business, with substantial growth in Consumer revenue and continuing profitability in the Enterprise segment. We believe the revenue growth in Consumer, particularly in the current macro environment, further validates our pursuit of this new market,” said Josh Pickus, President and CEO of SupportSoft.

Recent Company Highlights

Consumer Segment

•	Consumer revenue grows 137% sequentially

•	Retail partner Office Depot completes national roll-out to 1,275 stores

•	Pilots launched with two retail partners announced in Q2

•	New relationship established with leading Antivirus Provider

Enterprise Segment

•	Third consecutive quarter of non-GAAP profitability

•	Agreement with Wipro Technologies expands growing customer base of outsourcing firms

•	New Dynamic Agent and Remote Control products announced

Conference Call

SupportSoft will host a conference call discussing the Company’s third quarter of 2008 results and fourth quarter activities on Wednesday, October 29, 2008 starting at 4:30 p.m. EDT (1:30 p.m. PDT). A live webcast of the call will be available on the Investor Relations section of the Company’s website at www.supportsoft.com/investors. For those unable to listen to the live webcast, a replay of the call will also be available on the SupportSoft website or by dialing (888) 286-8010 and entering passcode 5456-4168.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements regarding our expected future performance as well as assumptions underlying or relating to such statements of expectation, all of which are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We are subject to many risks and uncertainties that may materially affect our business and future performance and cause those forward-looking statements to be inaccurate. All statements in this press release, other than statements that are purely historical, are forward-looking statements. Words such as “outlook,” “anticipates,” “expects,” “believes,” “intends,” “plans,” “continuing,” “seeks,” “forecasts,” “estimates,” “goal,” and similar expressions often identify such forward-looking statements. Forward-looking statements in this press release include, without limitation, the following: the Company’s expected revenue and non-GAAP net loss for the fourth quarter of 2008; expectations regarding the progress of our collaboration with partners (including the Office Depot rollout) and the anticipated impact of those relationships on our business; anticipated new partner relationships; anticipated pilots; contribution to our revenue from our consumer operations; our continuing ability to run our enterprise business profitably while maintaining revenue; assessments of our future growth; and our future plans, investments and opportunities.

Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those discussed in these forward-looking statements. These risks and uncertainties include, but are not limited to: our dependence on our third-party alliances and partnerships to help us provide our software and services to consumers; our ability to establish new partnerships and the potential that such partnerships take longer than we expect to produce revenue or do not produce revenue; the potential that cancellations or delays in rolling out our consumer partner programs (including Office Depot) could decrease our revenues; the cancellation or delay of pilots with new consumer partners or the failure of those pilots to mature into full rollouts; our ability to hire, train and manage home-based consumer technology support agents effectively; our ability to achieve broad adoption and acceptance of our offerings, including the new enterprise offerings announced this quarter; the potential for a decrease in revenue in our enterprise segment caused by our reliance on a few large transactions that generally occur at the end of reporting periods or otherwise; long sales cycles; the ability of our software to operate with hardware and software platforms that are used by our customers now or in the future; our ability to compete successfully in the consumer technology support market and the support automation software market; our limited experience in servicing consumers directly; our ability to manage headcount changes including reductions in force; our ability to successfully integrate any acquisitions including YourTechOnline.com; our ability to profitably manage our enterprise business, including our professional services organization and its cost structure, while maintaining revenue; expectations regarding our international business; fluctuation in our quarterly results; diversion of management attention to strategic matters or litigation; our ability to accurately predict performance; our ability to attract and retain key employees; our ability to obtain and enforce sufficient patent protection; the uncertain economic conditions in the United States and in international markets; further weakness or changes in the market for auction rate securities or in other investments we may hold; a determination, upon completion of further quarterly closing and review procedures, that the financial results for the third quarter are different than the results set forth in this press release; as well as other risks detailed from time to time in our SEC filings, including those described in the “Risk Factors” section in our most recent Quarterly Report on Form 10-Q filed with the SEC on August 7, 2008. You can locate these filings on the Investor Relations page of our website, www.supportsoft.com/investors.

Statements included in this release are based upon information known to SupportSoft as of the date of this release, and SupportSoft assumes no obligation to publicly revise or update any forward-looking statement for any reason.

Disclosure Regarding Non-GAAP Financial Measures

SupportSoft has excluded stock-based compensation expenses, amortization/write-down of intangible assets and restructuring charges from its GAAP results in order to determine the non-GAAP financial measures of net income/loss and net income/loss per share. Each of the excluded items (as such items are applicable to particular time periods) is discussed in more detail below.

Stock-based compensation — we believe that the non-GAAP measures, excluding stock-based compensation expenses, when viewed in addition to and not in lieu of our reported GAAP results, assist investors in understanding our results of operations. Management excludes stock-based compensation expenses when evaluating its performance from period to period because such expenses do not require cash settlement and because such expenses are not used by management to assess the performance of our business.

Amortization/write-down of intangible assets — we do not acquire businesses on a predictable cycle; therefore management excludes acquisition-related intangible asset amortization and related charges when evaluating its operating performance. We also exclude such charges as they represent non-cash expenses.

Restructuring charges — we believe the non-GAAP measures, excluding restructuring charges, provide meaningful supplemental information to investors in understanding our ongoing operational costs and expenses, without the broad-based termination costs that comprised our restructuring expenses. We do not undertake significant restructurings on a predictable basis and, as result, exclude associated charges in order to enable better and more consistent evaluation of our operating expenses before and after such actions are taken.

We use these non-GAAP financial measures internally to evaluate our performance from period to period and against the performance of other software companies, many of which present similar non-GAAP financial measures. We also believe that investors benefit from seeing “through the eyes of management” as our operating budgets and compensation programs are based on the non-GAAP financial measures we present in this press release.

Finally, we believe the non-GAAP measures provide useful supplemental information for investors to evaluate our operating results in the same manner as the research analysts that follow SupportSoft, all of whom present non-GAAP projections in their published reports. As such, the non-GAAP measures provided by us facilitate an “apples to apples” comparison of our performance with the financial projections published by the analysts.

The economic substance behind our decision to use such non-GAAP measures is that such measures approximate our controllable operating performance more closely than the most directly comparable GAAP financial measures.

The material limitation associated with the use of the non-GAAP financial measures is that the non-GAAP measures do not reflect the full economic impact of our activities and reliance solely on non-GAAP measures may lead management to make business decisions with unanticipated economic consequences on our GAAP financial results. We compensate for this limitation by not relying exclusively on non-GAAP financial measures to make business decisions. We also continuously reevaluate which non-GAAP measures are appropriate.

Amounts related to third quarter of 2008 are subject to completion of management’s and its independent registered public accounting firm’s customary closing and review procedures.

About SupportSoft

SupportSoft (NASDAQ: SPRT) provides software and services that make technology work. The Company’s solutions reduce technology support costs, improve customer satisfaction and enable new revenue streams for companies reaching 50 million users worldwide. The Company also provides Instant Technology Relief® to consumers and small businesses through a series of channel partners and www.support.com. For more information about the Company and its enterprise offerings, visit www.supportsoft.com. For Instant Technology Relief from consumer and small business technology problems, visit www.support.com.

SUPPORTSOFT, INC.

GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008 (1)	2007 (2)	2008 (1)	2007 (2)
Revenue:
License	$2,861	$2,586	$8,732	$11,725
Maintenance	3,987	4,201	11,884	12,035
Services	3,822	4,258	11,705	10,721
Consumer revenue	2,110	278	3,704	702

Total revenue	12,780	11,323	36,025	35,183
Costs and expenses:
Cost of license	60	52	203	141
Cost of maintenance	473	630	1,487	1,929
Cost of services	3,424	3,891	10,673	11,725
Cost of consumer revenue	2,582	1,420	5,692	3,296
Amortization of intangible assets	71	272	160	817
Research and development	2,231	2,366	6,651	7,071
Sales and marketing	5,639	6,909	17,735	22,938
General and administrative	2,614	2,229	7,695	7,290

Total costs and expenses	17,094	17,769	50,296	55,207
Loss from operations	(4,314)	(6,446)	(14,271)	(20,024)
Interest income and other, net	158	1,636	2,328	5,019

Loss before income taxes	(4,156)	(4,810)	(11,943)	(15,005)
Provision for income taxes	(184)	(212)	(375)	(558)

Net loss	$(4,340)	$(5,022)	$(12,318)	$(15,563)

Net loss per share:
Basic	$(0.09)	$(0.11)	$(0.27)	$(0.34)

Diluted	$(0.09)	$(0.11)	$(0.27)	$(0.34)

Shares used in computing per share amounts:
Basic	46,119	45,614	46,083	45,449

Diluted	46,119	45,614	46,083	45,449

Note 1: 2008 amounts are subject to completion of management’s and its independent registered public accounting firm’s customary closing and review procedures.

Note 2: In January 2008, we reorganized the Company and created two business segments, consumer and enterprise.

Prior to 2008, the Company conducted its business in one segment. Revenue and cost of revenue are provided on a segment basis, all other operating expenses are incorporated into the overall company results for these periods. See the segment information table included in this press release for more information.

SUPPORTSOFT, INC.

RECONCILIATION OF GAAP FINANCIAL RESULTS TO NON-GAAP FINANCIAL MEASURES (1)

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008 (1)	2007 (2)	2008 (1)	2007 (2)
GAAP costs and expenses	$17,094	$17,769	$50,296	$55,207
Amortization of intangible assets	(71)	(272)	(160)	(817)
Restructuring charges	—	—	(2)	(17)
Stock-based compensation	(1,154)	(1,229)	(3,661)	(3,731)

Non-GAAP costs and expenses	15,869	16,268	46,473	50,642
Detail of costs and operating expenses:
GAAP cost of maintenance	473	630	1,487	1,929
Restructuring charges	—	—	—	—
Stock-based compensation	(20)	(22)	(58)	(59)

Non-GAAP cost of maintenance	453	608	1,429	1,870
GAAP cost of services	3,424	3,891	10,673	11,725
Restructuring charges	—	—	—	(7)
Stock-based compensation	(133)	(193)	(485)	(564)

Non-GAAP cost of services	3,291	3,698	10,188	11,154
GAAP cost of consumer revenue	2,582	1,420	5,692	3,296
Restructuring charges	—	—	—	(6)
Stock-based compensation	(21)	—	(70)	—

Non-GAAP cost of consumer revenue	2,561	1,420	5,622	3,290
GAAP cost of research and development	2,231	2,366	6,651	7,071
Restructuring charges	—	—	—	—
Stock-based compensation	(152)	(129)	(412)	(366)

Non-GAAP cost of research and development	2,079	2,237	6,239	6,705
GAAP cost of sales and marketing	5,639	6,909	17,735	22,938
Restructuring charges	—	—	—	(4)
Stock-based compensation	(459)	(493)	(1,323)	(1,431)

Non-GAAP cost of sales and marketing	5,180	6,416	16,412	21,503
GAAP cost of general and administrative	2,614	2,229	7,695	7,290
Restructuring charges	—	—	(2)	—
Stock-based compensation	(369)	(392)	(1,313)	(1,311)

Non-GAAP cost of general and administrative	2,245	1,837	6,380	5,979
GAAP loss from operations	(4,314)	(6,446)	(14,271)	(20,024)
Amortization of intangible assets	71	272	160	817
Restructuring charges	—	—	2	17
Stock-based compensation	1,154	1,229	3,661	3,731

Non-GAAP loss from operations	(3,089)	(4,945)	(10,448)	(15,459)
GAAP loss before income taxes	(4,156)	(4,810)	(11,943)	(15,005)
Amortization of intangible assets	71	272	160	817
Restructuring charges	—	—	2	17
Stock-based compensation	1,154	1,229	3,661	3,731

Non-GAAP loss before income taxes	(2,931)	(3,309)	(8,120)	(10,440)
GAAP net loss	$(4,340)	$(5,022)	$(12,318)	$(15,563)
Amortization of intangible assets	71	272	160	817
Restructuring charges	—	—	2	17
Stock-based compensation	1,154	1,229	3,661	3,731

Non-GAAP net loss	$(3,115)	$(3,521)	$(8,495)	$(10,998)

Basic net loss per share
GAAP	$(0.09)	$(0.11)	$(0.27)	$(0.34)
Non-GAAP	$(0.07)	$(0.08)	$(0.18)	$(0.24)
Diluted net loss per share
GAAP	$(0.09)	$(0.11)	$(0.27)	$(0.34)
Non-GAAP	$(0.07)	$(0.08)	$(0.18)	$(0.24)
Shares used in computing per share amounts (GAAP)
Basic	46,119	45,614	46,083	45,449
Diluted	46,119	45,614	46,083	45,449
Shares used in computing per share amounts (Non-GAAP)
Basic	46,119	45,614	46,083	45,449
Diluted	46,119	45,614	46,083	45,449

Note 1: The adjustments above reconcile the Company’s GAAP financial results to the non-GAAP financial measures used by the Company. The Company’s non-GAAP financial measures exclude restructuring charges, stock-based compensation and amortization of intangible assets from the GAAP financial results. The Company believes that presentation of these non-GAAP items provides meaningful supplemental information to investors, when viewed in conjunction with, and not in lieu of, the Company’s GAAP results. However, the non-GAAP financial measures have not been prepared under a comprehensive set of accounting rules or principles. Non-GAAP information should not be considered in isolation from, or as a substitute for, information prepared in accordance with GAAP. Moreover, there are material limitations associated with the use of non-GAAP financial measures. See the text of this press release for more information on non-GAAP financial measures.

2008 amounts are subject to completion of management’s and its independent registered public accounting firm’s customary closing and review procedures.

Note 2: In January 2008, we reorganized the Company and created two business segments, Consumer and Enterprise.

Prior to 2008, the Company conducted its business in one segment. Revenue and cost of revenue are provided on a segment basis, all other operating expenses are incorporated into the overall company results for these periods. See the segment information table included in this press release for more information.

SUPPORTSOFT, INC.

GAAP CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	September 30, 2008 (1)	December 31, 2007 (2)
	(unaudited)
Assets
Current assets:
Cash and short-term investments	$76,069	$112,940
Accounts receivable, net	8,157	10,087
Prepaid expenses and other current assets	2,153	2,531

Total current assets	86,379	125,558

Long-term investments	22,212	—
Property and equipment, net	1,675	2,086
Goodwill	12,646	9,792
Purchased technology	1,375	—
Intangible assets, net	459	340
Other assets	573	682

Total assets	$125,319	$138,458

Liabilities and Stockholders’ Equity
Liabilities:
Accounts payable and accrued compensation	$2,384	$2,781
Other accrued liabilities	3,032	3,421
Deferred revenue	8,784	10,502
Other long-term liabilities	1,101	892

Total liabilities	$15,301	$17,596

Stockholders’ equity:
Common stock	$5	$5
Additional paid-in-capital	216,230	212,188
Accumulated other comprehensive loss	(3,340)	(772)
Accumulated deficit	(102,877)	(90,559)

Total stockholders’ equity	$110,018	$120,862

Total liabilities and stockholders’ equity	$125,319	$138,458

Note 1: 2008 amounts are subject to completion of management’s and its independent registered public accounting firm’s customary closing and review procedures.

Note 2: Derived from audited financial statements.

SUPPORTSOFT, INC.

SEGMENT INFORMATION

(in thousands)

(unaudited)

	Three Months Ended September 30, 2008
	Enterprise	Consumer	Corporate	Consolidated Total
Revenue:
License	$2,861	$—	$—	$2,861
Maintenance	3,987	—	—	3,987
Services	3,822	—	—	3,822
Consumer	—	2,110	—	2,110

Total revenue	10,670	2,110	—	12,780

Segment operating costs and expenses	(7,361)	(6,263)	—	(13,624)
Amortization of intangible assets	(30)	(41)	—	(71)
Common corporate expenses	—	—	(2,245)	(2,245)
Stock-based compensation	—	—	(1,154)	(1,154)
Interest income and other, net	—	—	158	158

Income (loss) before income taxes	$3,279	$(4,194)	$(3,241)	$(4,156)

	Nine Months Ended September 30, 2008
	Enterprise	Consumer	Corporate	Consolidated Total
Revenue:
License	$8,732	$—	$—	$8,732
Maintenance	11,884	—	—	11,884
Services	11,705	—	—	11,705
Consumer	—	3,704	—	3,704

Total revenue	32,321	3,704	—	36,025

Segment operating costs and expenses	(23,071)	(17,023)	—	(40,094)
Amortization of intangible assets	(90)	(70)		(160)
Common corporate expenses	—	—	(6,381)	(6,381)
Stock-based compensation	—	—	(3,661)	(3,661)
Interest income and other, net	—	—	2,328	2,328

Income (loss) before income taxes	$9,160	$(13,389)	$(7,714)	$(11,943)

Consumer Segment. In our Consumer segment, we provide premium technology support to consumers over the phone and the internet for a fee. We offer our services to consumers through retailers, digital service providers and other companies who provide technology products and services to consumers. We also provide our services directly to consumers through www.support.com.

Enterprise Segment. Our Enterprise customers use our software to resolve technical problems for their customers. Digital service providers use our products to automate the installation, activation and verification of broadband services, to reduce the cost and improve the quality of support for customers, and to enable the remote management of devices located at customer premises. Corporate IT departments and IT outsourcing firms use our software to improve the cost-effectiveness and efficiency of their support through an integrated portfolio of proactive service, self service and assisted service products.

Corporate. This category consists of common corporate expenses such as general and administrative expenses, stock-based compensation expenses, interest income, and other income or expenses, which are items that we do not allocate to our business segments.

2008 amounts are subject to completion of management’s and its independent registered public accounting firm’s customary closing and review procedures.